EXHIBIT 10.6

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is made as of the 28th day of February, 2014 by 731 OFFICE ONE LLC, a Delaware limited liability company, having its principal place of business at c/o Alexander’s, Inc., 210 Route 4 East, Paramus, New Jersey 07652 (“Borrower” or “Indemnitor”), in favor of GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an address at 60 Wall Street, 10th Floor, New York, New York 10005 (collectively, together with its successors and assigns, “Indemnitee”) and the other Indemnified Parties (defined below).

RECITALS

A.                Indemnitee is prepared to make a loan (the “Loan”) to Borrower in the principal amount of $300,000,000.00 pursuant to a Loan Agreement of even date herewith between Borrower and Indemnitee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), and a certain Amended and Restated Mortgage, Assignment of Leases and Rents and Security Agreement of even date herewith from Borrower for the benefit of Indemnitee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mortgage”), encumbering certain real property (the “Property”) more particularly described therein.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

B.                 Indemnitor acknowledges receipt and approval of copies of the Loan Documents.

C.                Indemnitee is unwilling to make the Loan unless Indemnitor agrees to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

D.                Indemnitor is entering into this Agreement to induce Indemnitee to make the Loan.

AGREEMENT

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of the Indemnified Parties as follows:

1.                      Environmental Representations and Warranties.  Except as otherwise disclosed by that/those report(s) listed on Schedule I  attached hereto and made a part hereof in respect of the Property delivered to Indemnitee (referred to below as the “Environmental Report(s)”), a copy of which has been provided to Indemnitee, to Indemnitor’s knowledge, (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on or under the Property, except those that are (i) in compliance with all Environmental Laws (defined below) and with any required permits issued pursuant thereto or (ii) fully disclosed to Indemnitee in writing pursuant to the Environmental Report(s) to the extent known; (b) there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, under or from the Property which are in violation of Environmental Law and have not been remediated as required by Environmental Law; (c) there is no known threat of any Release of Hazardous

Substances migrating to the Property; (d) there is no past or present material non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property which has not been remediated as required by Environmental Law; (e) Indemnitor does not know of, and has not received, any written notice from any Person (including, but not limited to, any Governmental Authority) relating to (i) Hazardous Substances or Remediation (defined below) thereof, (ii) the possible liability of any Person pursuant to any Environmental Law in connection with the Property, (iii) any other environmental conditions in connection with the Property or (iv) any actual or potential administrative or judicial proceedings in connection with any of the foregoing; (f) no unlawful Toxic Mold (as defined below) is present in the indoor air of the Property at concentrations exceeding ambient air levels and no visible Toxic Mold is present on any building materials or surfaces at the Property for which the NYC Guidelines (as defined below) recommends or requires removal thereof by remediation professionals, and Indemnitor is not aware of any conditions at the Property that are likely to result in the presence of Toxic Mold in the indoor air at concentrations that materially exceed ambient air levels or on building materials or surfaces that would require such removal; and (g) Indemnitor has truthfully and fully provided to Indemnitee, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Indemnitor and that is contained in the files and records of Indemnitor, including, but not limited, to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.

2.                      Environmental Covenants.  Indemnitor covenants and agrees that:  (a) all uses and operations on or of the Property by Indemnitor shall be in compliance with all Environmental Laws and permits issued pursuant thereto, and Indemnitor shall use its commercially reasonable efforts to cause all other Persons to comply in their uses and operations at the Property with all Environmental Laws; (b) it shall not cause or permit any unlawful Releases of Hazardous Substances in, on, under or from the Property; (c) except as set forth in the Environmental Report, it shall not use or permit the use of and shall cause the Property to be free of Hazardous Substances (whether in, on or under the Property), except those that are (i) in compliance with all Environmental Laws and with any required permits issued pursuant thereto or (ii) in non‑reportable or negligible amounts used in the ordinary course of business and in compliance with all Environmental Laws; (d) subject to Borrower’s right to contest same in accordance with this Agreement, Indemnitor shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other Person (the “Environmental Liens”); (e) Indemnitor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Paragraph 3 of this Agreement, including, but not limited to, providing all relevant information and making knowledgeable Persons available for interviews; (f) Indemnitor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions with respect to the Property, pursuant to any reasonable written request of Indemnitee based upon Indemnitee’s reasonable belief that the Property is not in compliance with Environmental Laws in any material respect or that a material environmental hazard exists with respect to the Property (which shall, where appropriate, include, but not be limited to, related sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate Remediation of any condition as required by Environmental Laws (including, but not limited to, a Release of a Hazardous Substance) in, on, under or from the Property; and/or (ii) subject to Borrower’s right to contest same in accordance with this Agreement, comply with any Environmental Law (including any directive from any Governmental Authority); (h) Indemnitor shall use commercially reasonable efforts to cause any tenant or other user of the Property to comply with Environmental Laws; (i) if at any time hereafter, it is determined that the Property contains paint containing more than 0.5% lead by dry weight (“Lead Based Paint”), Borrower shall at its sole cost and expense and within twenty (20) days thereafter have prepared an assessment report describing the location and condition of the Lead Based Paint (a “Lead Based Paint Report”) prepared by an expert, and in form, scope and substance, acceptable to Indemnitee; (j) if prior to the date hereof, it was determined that the Property contains asbestos or asbestos-containing material (“Asbestos”), Borrower shall have prepared an assessment report describing the location and condition of the Asbestos (an “Asbestos Report”), (k) if it has been, or if at any time hereafter it is, determined that the Property contains Lead Based Paint or Asbestos, on or before thirty (30) days following (i) the date hereof, if such determination was made prior to the date hereof, or (ii) the date of such determination, if such determination is hereafter made, as applicable, Indemnitor shall, at its sole cost and expense, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint and/or Asbestos, as applicable, on the Property, which plan shall be prepared by an expert, and be in form, scope and substance, acceptable to Indemnitee (together with any Lead Based Paint Report and/or Asbestos Report, as applicable, the “O&M Plan”), and if an O&M Plan has been prepared prior to the date hereof, Indemnitor agrees to diligently and continually carry out (or cause to be carried out) the provisions thereof, it being understood and agreed that compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws; (l) in the event that any inspection or audit reveals the presence of Toxic Mold in the indoor air of the Property at concentrations materially exceeding ambient air levels or visible Toxic Mold on any building materials or surfaces at the Property for which the NYC Guidelines recommends or requires removal thereof by remediation professionals, Indemnitor shall immediately remediate the Toxic Mold and perform post-remedial clearance sampling in accordance with the “Guidelines on Assessment and Remediation of Fungi in Indoor Environments” prepared by the New York City Department of Health (the “NYC Guidelines”), following which abatement of the Toxic Mold, Indemnitor shall prepare and implement an Operations and Maintenance Plan for Toxic Mold and Moisture acceptable to Indemnitee and in accordance with the guidelines issued by the National Multi Housing Council; and (m) Indemnitor shall immediately notify Indemnitee in writing of (A) any unpermitted presence or Release or threatened Release of Hazardous Substances in, on, under, from or migrating towards the Property; (B) any noncompliance with any Environmental Laws related to the Property; (C) any actual or threatened Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Property; and/or (E) any written or oral notice or other communication of which Indemnitor becomes aware from any source whatsoever (including, but not limited to, any Governmental Authority) relating to Hazardous Substances in, on or under the Property or the Remediation thereof.  Notwithstanding the foregoing, to the extent that any breach of Indemnitor’s covenants contained in this Paragraph 2 or Paragraph 3 of this Agreement arises due to the action or inaction of any Tenant (that is not an Affiliate of Indemnitor), Indemnitor shall be deemed not to have breached such covenants provided  that Indemnitor promptly takes all commercially reasonable actions necessary to effectuate remediation of such breach.

3.                  Indemnified Rights/Cooperation and Access.  In the event the Indemnified Parties have a reasonable belief that Hazardous Substances exist on the Property that do not, in the reasonable discretion of the Indemnified Parties, (a) endanger any tenants or other occupants of the Property or their guests or the general public, or (b) materially and adversely affect the value of the Property, upon reasonable notice from Indemnitee containing a description of the Hazardous Substances, Indemnitor shall, at Indemnitor’s sole cost and expense, promptly cause an engineer or consultant selected by Indemnitor and reasonably satisfactory to the Indemnified Parties to conduct any environmental assessment or audit of the Hazardous Substances (the scope of which shall be determined in the reasonable discretion of the Indemnified Parties) and take any samples of soil, groundwater or other water, air or building materials or other invasive testing that is, in each case, reasonably requested by Indemnitee and related to the Hazardous Substances, and promptly deliver to Indemnitee the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Indemnitee within a reasonable period or if the Indemnified Parties has a reasonable belief that Hazardous Substances exist on the Property that, in the reasonable judgment of the Indemnified Parties, endanger any tenant or other occupant of the Property or their guests or the general public or may imminently materially and adversely affect the value of the Property, upon reasonable written notice to Indemnitor, the Indemnified Parties and any other Person designated by the Indemnified Parties, including, but not limited to, any receiver and/or any environmental consultant, shall have the right, but not the obligation, to enter upon the Property following written notice at all reasonable times (subject to the rights of Tenants under their Leases and in a manner that does not unreasonably interfere with the use or operation of the Property) to assess any and all aspects of the environmental condition of the Property and its use, including, but not limited to, conducting any environmental assessment or audit of the condition (the scope of which shall be determined in the reasonable discretion of the Indemnified Parties) and taking samples of soil, groundwater or other water, air or building materials related to the condition and reasonably conducting other invasive testing related to the condition.  Indemnitor shall cooperate with and provide the Indemnified Parties and any such Person designated by the Indemnified Parties with access to the Property.  Notwithstanding the foregoing, no entry shall be made by the Indemnified Parties or any Person designated by the Indemnified Parties so long as Indemnitor conducts appropriate environmental assessments of the Property and promptly and diligently takes such further action as is reasonably required to cure or mitigate any Release of any Hazardous Substances.

4.                  Indemnification.  Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon, or incurred by, or asserted against, any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following:  (a) any unlawful or unpermitted presence of any Hazardous Substances in, on, above or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by any of Indemnitor, any Person affiliated with Indemnitor and/or any tenant or other user of the Property (other than the Indemnified Parties) in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by any of Indemnitor, any Person affiliated with Indemnitor and/or any tenant or other user of the Property (other than the Indemnified Parties) in connection with any actual or required Remediation of any Hazardous Substances at any time located in, under, on or above the Property, including, but not limited to, any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violation of any Environmental Law (or of any permit issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including, but not limited to, any failure by Indemnitor, any Person affiliated with Indemnitor and/or any tenant or other user of the Property (other than the Indemnified Parties) to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings connected with any matter addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including, but not limited to, costs to investigate and assess such injury, destruction or loss; (i) any acts of Indemnitor, any Person affiliated with Indemnitor and/or any tenant or other user of the Property in arranging for the disposal or treatment, or arranging with a transporter for transport for the disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of Indemnitor, any Person affiliated with Indemnitor and/or any tenant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death or property or other damage arising as a result of any of the foregoing; and (l) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement.

Notwithstanding any other provision of this Agreement or any of the other Loan Documents, in no event shall Indemnitor be required to indemnify any Indemnified Party for (i) such Indemnified Party’s or any other Indemnified Party’s gross negligence or willful misconduct or (ii) the presence of Hazardous Materials on, in, under, about or from any Property which are Released during the time that any Indemnified Party or their respective successors or assigns (including a purchaser at a foreclosure sale), or their respective agents, takes possession of the Property (by foreclosure of the Mortgage or deed-in-lieu thereof). In addition, in no event shall Indemnitor have any liability hereunder (A) with respect to any specific acts taken by any receiver, conservator, trustee, or liquidator that is appointed by or on behalf of any Indemnified Party and is not caused by any Affiliate of Indemnitor; or (B) for the presence of Hazardous Materials on, in, under, about or from any Property which are Released after the date of a Transfer and Assumption, provided that, in connection with such Transfer and Assumption, a Replacement Guarantor provides a replacement environmental indemnity with respect to Releases occurring after the date of such Transfer and Assumption, in accordance with the Loan Agreement.

5.                  Right to Contest.

                      (a)                After prior written notice to Indemnitee, Indemnitor may, at its sole cost and expense, contest any Environmental Liens or Environmental Laws, or perform any Remediation, provided that all of the following conditions are continuously satisfied at all times during the course of any such contest or Remediation:

(i)                no Event of Default (other than as related to the Hazardous Substances involved in such contest or Remediation) exists and is continuing under any of the Loan Documents;

(ii)               such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances;

(iii)            neither the Property nor any part thereof or interest therein will be in reasonable danger of being sold, forfeited, terminated, canceled or lost;

(iv)             Indemnitee (and Indemnitee’s agents, officers, directors, servants, employees, contractors and shareholders) shall not be subject to any criminal or other penalties, fines, costs or expenses, by reason of such contest or Remediation or any delays in connection therewith, for which they are not indemnified by Indemnitor;

(v)               only if collateral is not required to be posted in connection with such proceeding, in the case of Liens in excess of the Contest Threshold (as defined in the Loan Agreement), to insure the payment of such Environmental Liens during the term of such contest, Borrower shall deliver to Lender either (A) cash, cash equivalents, a Letter of Credit, a guaranty from a Qualified Guarantor or other security as may be reasonably approved by Lender, in an amount equal to one hundred ten percent (110%) of the contested amount over the Contest Threshold or (B) a payment and performance bond in an amount equal to one hundred percent (100%) of the contested amount over the Contest Threshold from a surety acceptable to Lender in its reasonable discretion;

(vi)             such contest shall not be reasonably likely to result in a Material Adverse Effect; and

(vii)          a contest shall be diligently prosecuted until a final judgment is obtained or final settlement or release is affected.

                      (b)             After ten (10) Business Days’ notice to Borrower, Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established by the Governmental Authority authorized to make such determination or the Property (or any part thereof or interest therein) shall be in immediate danger of being sold, forfeited, terminated, cancelled or lost or there shall be any immediate danger of the Lien of the Mortgage being primed by any related Environmental Lien.

(c)                Unless a contest has been instituted as permitted hereunder with respect to any Remediation, Indemnitor shall commence the Remediation in accordance with Environmental Laws.  In any event, except in the case of an emergency, at least fifteen (15) Business Days prior to commencement of such Remediation, Indemnitor shall submit to Indemnitee reasonably detailed plans for such Remediation complying with Environmental Laws.

(d)               If a contest has been instituted as permitted hereunder, Remediation shall be instituted promptly following an unsuccessful nonappealable completion of any contest and shall be diligently prosecuted until the Hazardous Substances involved in the contest are removed, relocated, encapsulated or disposed of as required by the Environmental Laws.

(e)                Indemnitor shall notify Indemnitee within ten (10) days after commencement of such contest or Remediation and shall render to Indemnitee a written monthly report detailing the progress thereof including such information as Indemnitee shall reasonably request.

(f)                So long as all of such conditions are continuously satisfied, Indemnitor may proceed with such contest; provided, however, Indemnitor shall not enter into any settlement agreement binding upon Indemnitee without its prior consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Any such settlement effected without Indemnitee’s prior consent shall not be binding on Indemnitee.

6.                  Duty to Defend and Attorneys’ and Other Fees and Expenses.  Upon written request by any Indemnified Party, Indemnitor shall defend such Indemnified Party(ies) against any claim for which indemnification is required hereunder (if requested by any Indemnified Party, in the name of the Indemnified Party), by attorneys and other professionals reasonably approved by the Indemnified Parties.  Indemnitor shall have the right to negotiate and enter into and/or consent to any settlement, subject to the prior approval of the Indemnified Party, which approval shall not be unreasonably withheld, conditioned or delayed, provided that such approval is not required in connection with any settlement which includes any unconditional release of the Indemnified Party involved in such action and all related actions for all liability for which such parties are seeking indemnification and there is no admission of wrongdoing on the part of the Indemnified Party.  Notwithstanding the foregoing, any Indemnified Party may engage their own attorneys and other professionals to defend or assist them in the event any such Indemnified Party reasonably determines that the defense as conducted by Indemnitor is not proceeding or being conducted in a satisfactory manner, that there are any legal defenses available to it that are not being addressed or that a conflict of interest exists between any of the parties represented by Indemnitor’ s counsel in such action or proceeding, and, at the option of Indemnified Party, their attorneys shall thereafter control the resolution of such claim or proceeding; provided, however, (x) that so long as no Event of Default exists and is continuing, Indemnified Party shall first provide Indemnitor with fifteen (15) Business Days’ prior written notice of any determination pursuant to this Paragraph 6 (unless any Indemnified Party determines, in its sole discretion, that its interest may be adversely affected prior to the expiration of such notice period, in which case, Indemnified Party may take immediate action and send written notice to Indemnitor thereafter); and (y) Indemnified Party shall not enter into any settlement of such a proceeding without the consent of Indemnitor, which consent shall not be unreasonably withheld.  Any Indemnified

Party shall have the right to negotiate and enter into and/or consent to any settlement, subject to the prior approval of Indemnitor, which approval shall not be unreasonably withheld, conditioned or delayed.

7.                  Definitions.  As used in this Agreement, the following terms shall have the following meanings:

The term “Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health relating to Hazardous Substances or the environment.  The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues:  the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; those portions of the Occupational Safety and Health Act relating to Hazardous Substances; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act.  The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, as well as common law as it relates to Hazardous Substances:  conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.

The term “Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and air borne pathogens (naturally occurring or otherwise).  Notwithstanding anything to the contrary contained herein, the term “Hazardous Substances” will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily used or stored in similar properties, including, without limitation substances used for the purposes of cleaning, maintenance, or operations, substances typically used in construction, and typical products used in properties like the Property, and which are otherwise in compliance with all Environmental Laws.  Furthermore, the term “Hazardous Substances” will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily used in the construction, operation, maintenance and repair of similar buildings or customarily stocked and sold by tenants operating retail businesses of the types operated by the Tenants and which are otherwise in compliance with all Environmental Laws.

The term “Indemnified Parties” means Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or, subject to the provisions of Paragraph 4 hereof, as a part of or following a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee’s assets and business) (subject, however, to any provision in any Loan Document restricting ownership of interests in the Loan).

The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

The term “Losses” means any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, fines, penalties, charges, costs of required Remediation, amounts paid in settlement, litigation costs, reasonable attorneys’ fees and disbursements, engineers’ fees, environmental consultants’ fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

The term “Release” with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

The term “Remediation” includes, but is not limited to, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance (including, with respect to Toxic Mold, providing any moisture control systems at the Property); any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing or laboratory or other analysis or evaluation relating to any Hazardous Substances or to anything referred to herein.

The term “Toxic Mold” means fungi that reproduces through the release of spores or the splitting of cells or other means that may pose a risk to human health or the environment or negatively affect the value of the Property, including, but not limited to, mold, mildew, fungi, fungal spores, fragments and metabolites such as mycotoxins and microbial volatile organic compounds.

8.                  Unimpaired Liability.  The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Mortgage or any other Loan Document to or with Indemnitee by Indemnitor or any Person who succeeds Indemnitor or any Person as owner of the Property.  In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents, (ii) any sale or transfer of all or part of the Property other than to any Indemnitee or affiliate, (iii) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Mortgage, or any of the other Loan Documents limiting Indemnitee’s recourse to the Property or to any other security for the Note, or limiting Indemnitee’s rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents or herein, (v) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents by operation of law, Indemnitee’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note, or (vii) Indemnitee’s failure to record the Mortgage or file any UCC financing statements (or Indemnitee’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

9.                  Enforcement.  The Indemnified Parties may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Mortgage or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing or exercising any power of sale under the Mortgage or exercising any other rights and remedies thereunder.  This Agreement is not collateral or security for the Obligations of Borrower pursuant to the Loan Agreement, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for such Obligations of Borrower pursuant to the Loan Agreement, which Indemnitee is entitled to do in its sole and absolute discretion.  It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Mortgage or the Loan Agreement for Indemnified Parties to exercise their rights pursuant to this Agreement.  Notwithstanding any provision of the Loan Agreement to the contrary, the obligations of Indemnitor pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement; and Indemnitor expressly acknowledges and agrees that it is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

10.              Survival.  The obligations and liabilities of Indemnitor under this Agreement shall, unless expressly provided otherwise in this Agreement, fully survive any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage.  Notwithstanding the foregoing, Indemnitor’s obligations and liabilities under this Agreement shall be deemed satisfied in full and fully discharged on the earlier of two (2) years following the date (a) on which Indemnitor delivers to Indemnitee a Phase I Environmental Report with respect to the Property, the form of which, and the consultant preparing such report who, have each been reasonably approved by Indemnitee, and (b) which is the earliest to occur of (1) the date of the repayment in full of the Debt and (2) the date on which Indemnitee (or its nominee or designee) or a purchaser at a foreclosure sale takes title to the Property, whether through a foreclosure sale, a deed in lieu thereof, or otherwise pursuant to an exercise of remedies under the Loan Documents; provided, however, that Indemnitor shall remain liable to the extent otherwise provided hereunder in respect of any Hazardous Substances located in or on the Property or violations of Environmental Law or required Remediation at the Property, as reflected in such Phase I Environmental Report; and provided, further, however, that the indemnification obligations of Indemnitor under this Agreement shall nonetheless survive as to any Legal Actions that are then pending or subject to further appeal as of the second anniversary of such repayment in full of the Debt or the taking of title (as applicable).

11.              Interest.  Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within ten (10) Business Days of such demand therefor, shall bear interest at the Default Rate.

12.              Waivers.

(a)                Except as otherwise provided in the Loan Agreement, Indemnitor hereby waives and relinquishes (i) any right or claim of right to cause a marshaling of Indemnitor’s assets or to cause Indemnitee or any other Indemnified Party to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) all rights and remedies accorded by applicable law to indemnitors or guarantors generally, including any rights of subrogation which Indemnitor may have, provided  that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or any other Indemnified Party; (iii) the right to assert a counterclaim, except when such counterclaim is against a third party, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or any other Indemnified Party; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose.  Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Obligations until the Debt shall have been paid in full or its obligations under this Agreement have earlier terminated.

(b)               INDEMNITOR, INDEMNITEE AND EACH INDEMNIFIED PARTY EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE MORTGAGE, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY PARTY OR PARTIES IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY INDEMNITOR, INDEMNITEE AND EACH INDEMNIFIED PARTY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  THE INDEMNIFIED PARTIES ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY INDEMNITOR.

13.              Subrogation.  Indemnitor hereby agrees that it shall take any and all reasonable actions, including the institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost.  The Indemnified Parties shall be and hereby are subrogated to all of Indemnitor’s rights now or hereafter in such claims.

14.              Indemnitors’ Representations and Warranties.  Indemnitor represents and warrants that:

(a)                it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by such Indemnitor has been duly and validly authorized; and all requisite action has been taken by such Indemnitor to make this Agreement valid and binding upon such Indemnitor, enforceable in accordance with its terms;

(b)               its execution of, and compliance with, this Agreement will not result in the breach of any term or provision of the charter, by-laws, partnership, operating or trust agreement or other governing instrument of such Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a material default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which such Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which such Indemnitor or the Property is subject;

(c)                to the best of such Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, which would be likely to impair materially the ability of such Indemnitor to perform under the terms of this Agreement;

(d)               it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)                to the best of such Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other Person, and no approval, authorization or consent of any other Person, is required in connection with this Agreement; and

(f)                this Agreement constitutes a valid, legal and binding obligation of such Indemnitor, enforceable against it in accordance with the terms hereof, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

15.              No Waiver.  No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

16.              Notice of Legal Actions.  Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of (i) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (ii) any legal action brought against such party or related to the Property, with respect to which Indemnitor may have liability under this Agreement.  Such notice shall comply with the provisions of Paragraph 17 hereof.

17.              Notices.  All notices or other written communications hereunder shall be made in accordance with Section 10.6 of the Loan Agreement.

18.              Duplicate Originals; Counterparts.  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.  The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

19.              No Oral Change.  This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party or parties against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

20.              Headings, Etc.  The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

21.              Number and Gender/Successors and Assigns.  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require.  Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and permitted assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement.  Each reference herein to Indemnitee shall be deemed to include its successors and permitted assigns.  This Agreement shall inure to the benefit of the Indemnified Parties and their respective successors, permitted assigns, heirs and legal representatives forever.  The Indemnified Parties shall have the right to assign or transfer their rights under this Agreement in connection with any assignment of the Loan and the Loan Documents in accordance with the terms of the Loan Documents.  Any permitted assignee or transferee of Indemnitee (and the other Indemnified Parties) shall be entitled to all the benefits afforded to Indemnitee (and the other Indemnified Parties) under this Agreement.  Except as otherwise provided in the Loan Agreement, no Indemnitor shall have the right to assign or transfer its rights or obligations under this Agreement without the prior written consent of Indemnitee and any attempted assignment without such consent shall be null and void.

22.              Release of Liability.  Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

23.              Rights Cumulative.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Mortgage, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.

24.              Inapplicable Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

25.              Governing Law; Jurisdiction; Service of Process.

A.        THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY INDEMNITOR AND ACCEPTED BY INDEMNITEE IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE SECURED HEREBY WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.  TO THE FULLEST EXTENT PERMITTED BY LAW, INDEMNITOR AND INDEMNITEE EACH HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF

THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

B.        ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST INDEMNITEE OR INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND INDEMNITOR AND INDEMNITEE EACH WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND INDEMNITOR AND INDEMNITEE EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING AND INDEMNITOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  INDEMNITOR DOES HEREBY AGREE DESIGNATE AND APPOINT:

VORNADO REALTY TRUST

888 SEVENTH AVENUE, 44TH FLOOR

NEW YORK, NEW YORK 10106

ATTENTION:  CORPORATION COUNSEL

FACSIMILE NO.:  (212) 894-7996

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND INDEMNITOR AGREES THAT SERVICE OF PROCESS UPON  SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO INDEMNITOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON INDEMNITOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  INDEMNITOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.  NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST INDEMNITOR IN ANY OTHER JURISDICTION.

26.              Miscellaneous.

(a)                Wherever pursuant to this Agreement (i) Indemnitee (or any other Indemnified Party) exercises any right given to it to approve or disapprove any matter, (ii) any arrangement or term is to be satisfactory to Indemnitee (or any other Indemnified Party), or (iii) any other decision or determination is to be made by Indemnitee (or any other Indemnified Party), then, except as expressly provided otherwise in this Agreement, the decision of Indemnitee (or such other Indemnified Party) to approve or disapprove such matter, all decisions that arrangements or terms are satisfactory or not satisfactory to Indemnitee (or such other Indemnified Party) and all other decisions and determinations made by Indemnitee (or such other Indemnified Party), shall be in the sole and absolute discretion of Indemnitee (or such other Indemnified Party) and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b)               Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall mean the reasonable, out-of-pocket, third party costs and expenses actually incurred by Indemnitee (including, but not limited to, reasonable external legal fees and disbursements).

27.              Joint and Several Liability.  If more than one Person has executed this Agreement as “Indemnitor”, the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

28.              Recitals.  The recitals hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

29.              Exculpation.  The provisions of Section 10.1 of the Loan Agreement regarding exculpation are hereby incorporated by reference with the full force and effect as though such provisions were fully set forth herein.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF.  this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

INDEMNITOR:

731 OFFICE ONE LLC, a Delaware limited liability company

By:            731 OFFICE ONE HOLDING LLC, a Delaware limited
                  liability company, its sole member

By:      Alexander’s, Inc., a Delaware corporation, its sole member

By:      /s/ Alan J. Rice           e
            Name: Alan J. Rice
            Title: Secretary

731 Lexington – Environmental Indemnity Agreement

SCHEDULE I

LIST OF ENVIRONMENTAL REPORTS

1.        Phase I Environmental Site Assessment by IVI Assessment Services, Inc., dated as of February 10, 2014,  Project No. PC40108256